UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

eResearchTechnology, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-29100	22-3264604
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-972-0420

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Compensation

At meetings held on February 24 and 26, 2009, our Board of Directors (the “Board”), at the recommendation of its Compensation Committee (the “Committee”), took the following actions with respect to the 2009 compensation for our named executive officers:

		2009 Bonus	2009 Car	Stock
Executive Officer	2009 Salary	Opportunity	Allowance	Options
Michael J. McKelvey, Ph.D. President and Chief Executive Officer	$515,000	$386,250	$12,000	225,000
Joel Morganroth, M.D. Chairman and Chief Scientific Officer	$202,757	$101,378	$12,000	70,000
Keith D. Schneck Executive Vice President and Chief Financial Officer	$298,700	$149,350	$9,240	75,000
Jeffrey Litwin, M.D. Executive Vice President and Chief Medical Officer	$281,190	$210,595	$9,240	50,000
Robert S. Brown Senior Vice President, Strategic Marketing, Planning & Partnerships	$249,312	$124,656	$9,240	40,000

2009 Bonus Plan

At those meetings, the Board, at the recommendation of the Committee, also approved the 2009 Bonus Plan (the “2009 Plan”). The 2009 Plan was effective beginning on January 1, 2009 and will remain effective for fiscal year 2009. The purpose of the 2009 Plan is to promote the interests of the Company and its stockholders by providing employees with financial rewards upon achievement of specified business objectives, as well as help us attract and retain employees by providing attractive compensation opportunities linked to performance results. All of our employees are eligible to participate in the 2009 Plan, subject in some cases to certain waiting periods and with the exception that certain sales personnel participate in a separate commission incentive plan instead of the 2009 Plan.

Bonuses payable under the 2009 Plan are recommended by the Committee and presented to the Board. Bonuses payable to eligible participants are based on a variety of factors, including both objective and subjective criteria. The objective criteria consist of targets for revenue, net income, the revenue projected to be generated by new contracts into which we enter regardless of when we actually recognize the revenue (the “Contract Revenues”) and gross profits of our ERT consulting group, defined as revenue less direct payments made to providers of consulting services (the “Consulting Profits”).

For Dr. McKelvey and Messrs. Schneck and Brown, 15% of the bonus will be based on the extent to which we achieve specified revenue targets, 45% will be based on the extent to which we achieve specified net income targets and the remaining 40% will be based on individual performance objectives. For Dr. Morganroth, 30% of the bonus will be based on the extent to which we achieve specified revenue targets and the remaining 70% will be based on the extent to which we achieve specified net income targets. For Dr. Litwin, $140,595 of his bonus opportunity will be allocated as follows: 15% of the bonus will be based on the extent to which we achieve specified revenue targets, 40% will be based on the extent to which we achieve specified net income targets, 20% will be based on the extent to which we achieve specified Contract Revenues targets and the remaining 25% will be based on individual performance objectives. The remaining $70,000 of Dr. Litwin’s bonus opportunity will be payable based on our Consulting Profits.

The revenue and net income targets at which bonus plan participants would earn 100% of the bonus opportunity attributable to those targets is slightly higher than the upper end of the range for revenues and net income provided as guidance for 2009 in the Company’s press release issued on February 26, 2009. In the current economic climate, the Board intends that the plan participants earn the full bonus opportunity with respect to those targets only if the Company achieves superior performance notwithstanding current economic conditions.

Dr. McKelvey’s individual goals focus on executing key initiatives supporting our 2009 business plan, including reviewing and making recommendations regarding potential expansion opportunities, growing our electronic patient reporting outcome business, implementing programs to increase centralization of ECGs in clinical trials and executing plans to enhance our information technology infrastructure. Mr. Schneck’s individual goals consist primarily of enhancing the tax efficiency and cash flow of our operations, improving investor relations, implementing improvements to our billing systems and finance/accounting expenses and continuing to improve our planning and forecasting processes. Dr. Litwin’s individual goals focus on continuing to improve our quality audit and management systems, participating in our expanded sales and marketing initiatives by representing the Company at meetings, conferences and similar events and improving the profitability of our consulting group. Mr. Brown’s individual goals focus on development of strategic partnerships or similar relationships with specified entities or in specific industries or geographic regions.

Our named executive officers will be eligible to receive 50% to 150% of the 2009 bonus opportunity noted in the table above that is allocable to each objective target category, based on the extent to which we achieve the various specified targets, with the exception that Dr. Litwin’s bonus for Consulting Profits shall be calculated at 10% of Consulting Profits and shall not exceed the $70,000 bonus opportunity applicable to that target. Amounts payable based on achievement of individual performance objectives can range from 0-100% of the applicable bonus opportunity.

Bonuses are payable based on the extent to which annual targets have been achieved, with the bonuses (if any) normally being paid within ninety (90) days after the end of the calendar year in which the bonuses were earned. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings, as applicable.

Notwithstanding the foregoing, the Committee retains the discretion under the 2009 Plan to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria, including revenue, net income, Contract Revenues and Consulting Profits targets, are achieved.

Stock Options

The stock options were granted on March 2, 2009, the second business day following the release of our annual 2008 financial results, with an exercise price of $4.60 per share, the closing price of our common stock on the date of the grant. The options will vest in four equal consecutive annual installments commencing one year from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
(Registrant)

Date: March 2, 2009	By:	/s/ Keith Schneck

Keith Schneck
Executive Vice President and Chief Financial Officer